EXHIBIT 3(p)

MANOR HOUSE, INC.

RESTATED

BY LAWS

ARTICLE 1

OFFICERS

Section 1.1       The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered office shall be at 100 West Tenth Street, c/o The Corporation Trust Company.

Section 1.2       The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1       Subject to the next succeeding sentence, al meetings of the stockholders shall be held in the City of Danbury, State of Connecticut, at such place as may be designated from time to time by the board of directors, or at such other place, within or without the State of Delaware, as the board of directors shall designate. Whenever the board shall fail to designate place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

Section 2.2       Annual Meetings of stockholders, commencing with the year 1975, shall be held on the third Friday of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a. m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3       Written notice of the annual meeting shall be given, personally or by mail, to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting.

Section 2.4       The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5       Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of purposes of the proposed meeting.

Section 2.6       Written notice of a special meting of stockholders, stating the time, place and object thereof, shall be given, personally or by mail, to each stockholder entitled to vote thereat, not less than 10 nor more 60 days before the date fixed for the meeting.

Section 2.7       Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8       The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented, those present or represent by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.9       When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is on upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10     At every meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney in fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 2.11     Any action required by the General Corporation Law to be taken at any meeting of stockholders, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1       The number of directors which shall constitute the whole board shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 hereof, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.2       Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office through less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If at any time, by reason of death or resignation or other cause, the corporation shall have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation and these by-laws, or may apply to the Court of Chancery of the State of Delaware for a decree summarily ordering an election as provided in the General Corporation Law of said State.

Section 3.3       The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not be statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 3.4       Any one or more of the directors may be removed, either with or without cause, at any time (a) by the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy at any meeting of the stockholders, at which a quorum is present, or (b) in the manner specified in Section 2.11 of these by-laws.

MEETING OF THE BOARD OF DIRECTORS

Section 3.5       The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6       The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the new elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7       Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.8       Special meetings of the board may be called by the president on two days’ notice to each directors, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

Section 3.9       At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10     Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or of any committee may participate in a meeting of such board of committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 3.11     Whenever its number consists of 3 or more, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of 2 or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorized the seal of the corporation to be affixed to all papers which may require it; provided, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in the resolution of the board, shall have any may exercise the powers and authority of the board of directors in the management of business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by the General Corporation Law of the State of Delaware, and may authorize the seal of the corporation to be affixed to all papers which may require it.

COMPENSATION OF DIRECTORS

Section 3.13     The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be a paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 4.1       Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 4.2       Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1       The officers of the corporation shall be chosen and appointed by the board of directors and shall be a president, one o more vice-presidents, a secretary and a treasurer. The board may also choose and appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board or by the president. Any two or more offices, except those of the president and secretary, may be filled by the same person.

Section 5.2       The board of directors at its first meeting after each annual meeting of stockholders shall choose and appoint the officers and agents.

Section 5.3       The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 5.6       The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENTS

Section 5.7       Executive Vice Presidents (if any be appointed), and vice presidents, in such order as may be determined by the board of directors or by the President, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and, furthermore, shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 5.8       The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 5.9       The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 5.10     The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 5.11     The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 5.12     If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 5.13     The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1       Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the chairman or vice-chairman of the board of directors, if any, or by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Section 6.2       Where a certificate is countersigned by a transfer agent other than the corporation or its employee and be a registrar other than the corporation or its employee, the signature of any such chairman or vice-chairman of the board of directors, president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

LOST CERTIFICATES

Section 6.3       The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 6.4       Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

RECORD DATE

Section 6.5       For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is give or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.6       The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to received dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE III

GENERAL PROVISIONS

DIVIDENDS

Section 7.1       Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 7.2       Before payment of any dividend, the board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or abolish any such reserve.

ANNUAL STATEMENT

Section 7.3       The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 7.4 All checks or demands for money and notes of the corporations shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 7.5       The fiscal year of the corporation shall end at the close of business on the Saturday closest to June 30 in each calendar year.

SEAL

Section 7.6       The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 8.1       These by-laws may be altered or repealed by the stockholders. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last know post office address at least twenty days before the meeting is held.